REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                      -----

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                      -----

                           WILLAMETTE INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   Oregon                                             93-0312940
   (STATE OF INCORPORATION)                 (IRS EMPLOYER IDENTIFICATION NO.)

   1300 S.W. Fifth Avenue, Suite 3800
   Portland, Oregon                                   97201
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)

                    WILLAMETTE INDUSTRIES STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                                   G.W. Hawley
  Executive Vice President and Chief Financial Officer, Secretary and Treasurer
                           Willamette Industries, Inc.
                       1300 S.W. Fifth Avenue, Suite 3800
                             Portland, Oregon 97201
                            Telephone (503) 227-5581
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE
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                                  PROPOSED MAXIMUM
      TITLE OF        AMOUNT TO   OFFERING PRICE      PROPOSED      AMOUNT OF
  SECURITIES TO BE       BE          PER SHARE         MAXIMUM     REGISTRATION
     REGISTERED      REGISTERED                       AGGREGATE        FEE
                                                    OFFERING PRICE
--------------------------------------------------------------------------------
Common Stock, $0.50   2,000,000   Not Applicable   $94,437,500 (3)  $23,609.38
  par value (1)(2)     shares
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(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this  registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein, as well as such indefinite additional number of shares as may be issued with respect to shares held under the plan as a result of stock dividends and splits as provided in Rule 416(b).

(2) Each share of Common Stock being registered hereunder includes one Preferred Share Purchase Right exercisable on the terms and conditions specified therein. Prior to the occurrence of certain events, the Preferred Share Purchase Rights will not be evidenced separately from the Common Stock; value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

(3) Pursuant to Rule 457(h), the proposed maximum aggregate offering price and the registration fee have been computed based on the average of the high and low per share sales prices, $47.21875, reported for the Common Stock on the New York Stock Exchange on January 22, 2001.

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
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

      The following  documents  filed by the registrant  with the Securities and
Exchange   Commission  are  incorporated  by  reference  in  this   registration
statement:

      (a) The registrant's Annual Report on Form 10-K for the year ended December 31, 1999.

      (b) The Plan's Annual Report on Form 11-K for the year ended December 30, 1999.

      (c) The registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000.

      (d) The registrant's Current Reports on Form 8-K filed on February 25, 2000, and December 1, 2000.

      (e) The description of the registrant's Common Stock, $0.50 par value per share, included as Exhibit 99.1 to the registrant's Current Report on Form 8-K filed on February 25, 2000.

      All documents filed by the registrant subsequent to those listed above pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

      Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

   Indemnification

      ORS 60.367, a section of the Oregon Business Corporation Act ("Act"), provides that any director held liable for an unlawful distribution in violation of ORS 60.367 is entitled to contribution from (i) every other director who voted for or assented to the distribution without complying with the applicable statutory standards of conduct and (ii) each shareholder for the amount the shareholder accepted knowing the distribution was made in violation of the Act or the corporation's articles of incorporation.

      As authorized by the Act, Sections A and B of Article V of the registrant's Third Restated Articles of Incorporation provide that, subject to certain limitations, directors and officers are entitled to indemnification against certain liabilities to the full extent authorized under ORS 57.255 and ORS 57.260 (now ORS 60.387 et seq), provided, the directors or officers have met the applicable standard of conduct specified in the Act. Subject to certain specified limitations, directors and officers are also entitled to indemnification under Sections D and E of Article V against liabilities arising from the fact that they are or were directors or officers or acting in certain other capacities at the registrant's request whether or not they met the applicable standard of conduct specified in the Act.

      The registrant maintains directors' and officers' liability insurance under which the registrant's directors and officers are insured against loss (as defined) as a result of claims made against them for wrongful acts (as defined).

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

      Not applicable.

Item 8.  Exhibits.
         --------

      The Index to Exhibits listing the exhibits required by Item 601 of Regulation S-K is located at page II-6. An opinion of counsel is not required under Item 8(a) because the securities being registered are acquired in the open market.

Item 9.  Undertakings.
         ------------

      (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

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

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The undertaking of the registrant in the preceding sentence does not apply to insurance against liability arising under the Securities Act.


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

                                   SIGNATURES

The Registrant.
--------------

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, State of Oregon, on the 17th day of January, 2001.

                                    WILLAMETTE INDUSTRIES, INC.
                                    (Registrant)

                                    /s/ G. W. Hawley
                                    ----------------------------------
                                    G. W. Hawley

                                    Executive Vice President and Chief Financial
                                    Officer, Secretary and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 17th day of January, 2001.

            Signature                                        Title
            ---------                                        -----

   (1)  Principal Executive Officer and Director:

   DUANE C. McDOUGALL*                              President and Chief Executive Officer and
                                                    Director

   (2)  Principal Financial Officer:

   /s/ G. W. Hawley
   ---------------------------------                Executive Vice President and Chief Financial
   G. W. Hawley                                     Officer, Secretary and Treasurer

   (3) Principal Accounting Officer:

   DONALD S. WADDELL*                               Corporate Controller

   (4) A majority of the Board of Directors:

   WILLIAM SWINDELLS*                               Chairman of the Board
   WINSLOW H. BUXTON*                               Director
   GERARD K. DRUMMOND*                              Director
   KENNETH W. HERGENHAN*                            Director
   G. JOSEPH PRENDERGAST*                           Director
   STUART J. SHELK, JR.*                            Director
   MICHAEL G. THORNE*                               Director
   BENJAMIN R. WHITELEY*                            Director

        /s/ G. W. Hawley
   *By: ---------------------------
        G. W. Hawley
        Attorney-in-fact

The Plan
--------

      Pursuant to the requirements of the Securities Act of 1933, the Willamette Industries Stock Purchase Plan has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on the 17th day of January, 2001.


                             WILLAMETTE INDUSTRIES STOCK PURCHASE PLAN

                             By: WILLAMETTE INDUSTRIES STOCK PURCHASE PLAN
                                    COMMITTEE

                                 /s/ David W. Morthland
                             By: ----------------------------
                                 David W. Morthland
                                 Committee Member

                                INDEX TO EXHIBITS

Exhibit No.

      4.1 Third Restated Articles of Incorporation of the registrant, as amended. Incorporated by reference to Exhibit 3 of the registrant's Registration Statement on Form 8-A filed February 24, 2000 (the "Form 8-A").

      4.2 Bylaws of the registrant as amended through December 11, 2000. Incorporated by reference to Exhibit (a)(5)(ii) to Amendment No. 1 to the registrant's Schedule 14D-9 filed December 12, 2000 (the "Schedule 14D-9").

      4.3 Rights Agreement dated as of February 25, 2000, between the registrant and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.) (the "Rights Agreement"). Incorporated by reference to Exhibit 4.1 to the Form 8-A.

      4.4 Amendment No. 1 to the Rights Agreement dated as of December 11, 2000. Incorporated by reference to Exhibit (a)(5)(i) to the Schedule 14D-9.

      5.1   Internal    Revenue   Service    Determination    Letter   regarding
            qualification under Section 401 of the Internal Revenue Code dated August 21, 1996.

      5.2 Opinion of Miller Nash LLP confirming compliance of provisions amending the Willamette Industries Stock Purchase Plan adopted since August 21, 1996, with the requirements of ERISA pertaining to such provisions.

      23.1  Consent of Independent Auditors.

      23.2  Consent of Miller Nash LLP.  Included in Exhibit 5.2.

      24    Power of attorney of certain officers and directors.


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Other exhibits listed in Item 601 to Regulation S-K are not applicable.


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